Exhibit 23.1








               Consent of Independent Certified Public Accountant

We consent to the use in this Registration Statement on Form SB-2 of our report dated June 27, 2002, relating to the financial statements of Texas Border Gas Company, and to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
July 1, 2002